UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2025

EXP WORLD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38493	98-0681092
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2219 Rimland Drive, Suite 301, Bellingham, WA	98226
(Address of principal executive offices)	(Zip Code)

(360) 685-4206
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	EXPI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2025, Jian (Kent) Cheng notified eXp World Holdings, Inc. (the “Company”) of his decision to resign as its Chief Accounting Officer and principal financial officer, effective as of March 31, 2025 (the “Resignation Date”). Mr. Cheng will continue to serve in his current roles through his Resignation Date. To ensure an effective and smooth transition, on March 5, 2025, the Company entered into an amendment to Mr. Cheng’s offer letter dated March 6, 2020, pursuant to which Mr. Cheng agreed to serve as a strategic advisor to the Company through August 31, 2025, after which time Mr. Cheng’s employment with the Company will terminate. The foregoing summary of Mr. Cheng’s offer letter amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of the offer letter amendment filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

The Company has been conducting an active search for a permanent Chief Financial Officer, which remains ongoing.

Item 9.01Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Offer letter amendment, by and between Kent Cheng and eXp World Holdings, Inc., dated as of March 5, 2025
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

eXp World Holdings, Inc.
(Registrant)

Date: March 7, 2025	/s/ James Bramble
James Bramble
Chief Legal Counsel